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                                                                   Exhibit 5.1

                  [Letterhead of Weil, Gotshal & Manges LLP]


                                               May 20, 1998

The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Ladies and Gentlemen:

                  We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-52609) of the Company on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the public offering (the "Offering") by the Selling Stockholders identified as such in the Registration Statement of an aggregate of 4,031,000 shares (or 4,635,650 shares if the underwriters' over-allotment option is exercised in full) of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company and
(ii) up to an aggregate of 4,576,548 shares (or 5,263,030 shares if the underwriters' over-allotment option in respect of the Automatic Common Exchange Securities is exercised in full) of Class A Common Stock beneficially owned by the TRACES Stockholders identified as such in the Registration Statement that may be delivered to the Estee Lauder Automatic Common Exchange Security Trust (the "Trust") upon exchange of Automatic Common Exchange Securities of the Trust (together with any shares of Class A Common Stock which may be registered in any related registration statement pursuant to Section 462(b) of the Securities Act, the "Shares").

                  In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein (the "Prospectus"), the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents

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The Estee Lauder Companies Inc.
May 20, 1998

Page 2

of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares registered for sale by the Selling Stockholders and the Shares registered for delivery by the TRACES Stockholders, in each case under the Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act, have been duly authorized, and are validly issued, fully paid and nonassessable.


                  The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                  We also consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

                                               Very truly yours,

                                               /s/ Weil, Gotshal & Manges LLP